Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of VeriChip Corporation of our report dated November 17, 2005 on our audit of the financial statements of Instantel Inc. as of June 9, 2005 and for the period from January 1, 2005 to June 9, 2005. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Meyers Norris Penny LLP

/s/ Meyers Norris Penny LLP

February 8, 2007